UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2008

TIA II, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-52286	51-0597958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall,
Harbin, The People’s Republic of China 150090
 (Address of principal executive offices) (zip code)

011-86-451-8233-5794
 (Registrant’s telephone number, including area code)

                 Not Applicable ..
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2008, Tia II, Inc. (the “Company”) entered into a Stock Purchase Agreement whereby Mary Passalaqua (“Seller”) agreed to sell to Xiqun Yu ( “Buyer”) and the Buyer agreed to buy from Seller an aggregate of 1,000,000 shares of the Company’s common stock, par value $0.0001 for a total aggregate price of $25,000.

The Company will not receive any proceeds as a result of the Buyer’s acquisition of the shares from the Seller. The Company provided certain standard representations and warranties about the Company to the Buyer under Section 5 of the Stock Purchase Agreement, including without limitation, representations and warranties as regards the Company’s  organization and capital structure, legal compliance and accuracy of its books and records.

The sale transaction closed on December 8, 2008

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 8, 2008, the board of directors of the Company appointed Mr. Xiqun Yu as its new Chief Executive Officer, Chief Financial Officer and Secretary and sole director pursuant to a written consent of directors.

Also on December 8, 2008, Ms. Mary Passalaqua resigned with immediate effect as  the Company’s  director, President and Secretary.

Mr. Xiqun Yu shall serve as director of the Company until the next annual meeting of stockholders or until his prior death, resignation or removal.

Mr. Xiqun Yu serves as Chief Executive Officer, Chief Financial Officer and Secretary at the pleasure of the board of directors.

Mr. Yu, age 40, is the Chairman and Chief Executive Officer of China Education Alliance, Inc. and has held the position since the organization of its subsidiaries in 2001. He has more than 17 years of experience in senior management with several Northern China based enterprises. He was responsible for marketing, strategic planning and designing for many of these corporations. Mr. Yu previously served as the Chief Executive Officer of RETONG.COM, and chairman of Harbin Zhonghelida Technology Corporation, Heilongjiang Retong Advertising Co., Ltd. and Heilongjiang Wantong Telecommunication Project Co., Ltd. Mr. Yu is a member of the Council of China Harbin Advertising Association and is a Director of the China Internet Network Association. Mr. Yu received a degree in Business Administration from the Harbin University of Science and Technology in 1989.

Family Relationships

Mr. Yu is presently the sole director and sole officer of the Company.

Certain relationships and related transactions

Mr. Yu is the sole director, officer and shareholder of the Company.  He owns 1,000,000 shares of common stock, par value $0.0001 of the Company, which constitute all the issued and outstanding shares of the Company.   Other than the security ownership and position as officer and director of the Company, the Company has not other related transactions with Mr. Yu.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	Stock Purchase Agreement between Tia II, Inc. , Mary Passalaqua and Xiqun Yu dated December 8, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2008	TIA II, INC.

By: /s/ Xiqun Yu
Xiqun Yu
Chief Executive Officer, Chief Financial Officer, Secretary and a director